November 8, 2017

APOLLO MANAGEMENT HOLDINGS, L.P.
2000 Avenue of the Stars, Suite 510
Los Angeles, CA 90067
Attention:  Laurie D. Medley

Re: Warrant Share Increase

Dear Laurie:
Reference is hereby made to that certain Credit Agreement (the "Credit Agreement"), dated as of May 1, 2017 (the "Effective Date"), by and among Cadiz Inc., a Delaware corporation (the "Company"), as a borrower, Cadiz Real Estate LLC, as a borrower, the investor signatory hereto ("you" or the "Investor"), as a lender, the other lenders party thereto, and Wells Fargo Bank, National Association, as agent (the "Agent"), pursuant to which you acquired, among other things, that certain 5-year warrant (the "Warrant"), dated as of May 25, 2017, to purchase up to 357,500 shares (the "Warrant Shares") of the Company's Common Stock (as defined in the Credit Agreement).  Capitalized terms not defined herein shall have the meaning as set forth in the Credit Agreement or the Warrant, as applicable.

Pursuant to the Credit Agreement, in connection with that certain Registration Statement on Form S-3 (Registration No. 333-214318, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on October 28, 2016 and declared effective by the Commission on November 14, 2016, and the prospectus included therein and the related prospectus supplement (such prospectus, as supplemented by such prospectus supplement, the "Prospectus Supplement") filed with the Commission on October 3, 2017, the number of Warrant Shares underlying the Warrant may be increased to 362,500 upon agreement by the parties (the "Warrant Share Increase"). As a result of the issuance of shares of common stock ("Settlement Shares") pursuant to that certain Settlement Agreement, dated October 3, 2017 (the "Settlement Agreement"), to the Lenders (as defined in the Settlement Agreement), you and the Company have agreed to immediately effect the Warrant Share Increase.

As such, from and after the date hereof, the number of shares underlying the Warrant shall be increased to 362,500 (subject to adjustment as set forth in the Warrant) and all references in the Warrant to the Warrant Shares shall mean 362,500 shares of common stock (subject to adjustment as set forth in the Warrant).

As a result of the Warrant Share Increase, you hereby agree to waive any rights to any adjustments to the Exercise Price or otherwise that may be applicable pursuant to Section 4 of the Warrant as a result of the issuance of the Settlement Shares pursuant to the Settlement Agreement (the "Waiver").

Please execute this letter in the signature block below to acknowledge and agree to the Warrant Share Increase and the Waiver.

* * * * *
Sincerely,
CADIZ INC.

By: /s/ Timothy Shaheen
       Name: Timothy Shaheen
       Title:  Chief Financial Officer

Agreed to and acknowledged:
APOLLO SPECIAL SITUATIONS FUND, L.P.
By: Apollo Special Situations Advisors, L.P., its general partner
By: Apollo Special Situations Advisors, GP, LLC, its general partner

By:/s/ Laurie D. Medley
      Name: Laurie D. Medley
      Title: Vice President